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                                                                   EXHIBIT 11(b)



[John Hancock Mutual Life
 Insurance Company Letterhead]



                                April 16, 1997


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC  20549

       RE:  John Hancock Variable Series Trust 1
            File Nos. 33-2081 and 811-4490
            ------------------------------


Dear Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 15 under the Securities Act of 1933 and Post-Effective Amendment No. 15 under the Investment Company Act of 1940 of the Form N-1A Registration Statement of John Hancock Variable Series Trust I as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.


                                         Very truly yours,


                                         /s/ SANDRA M. DADALT

                                             Sandra M. DaDalt
                                             Counsel